Exhibit 99.1

Marrone Bio Appoints Sue Cheung New Chief Financial Officer

DAVIS, Calif. – Jan. 28, 2021 – Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, announced today that Suping (Sue) Cheung has been appointed chief financial officer, effective Feb. 18, 2021. She succeeds James Boyd, who previously announced his intention to retire.

Cheung, a certified public accountant, brings to Marrone Bio 28 years of experience in international strategic and financial operations, including financial reporting, forecasting and budgeting; mergers and acquisitions; equity and debt financing; internal controls; and investor relations. Most recently, she was the chief financial officer for QuickLogic Corporation (NASDAQ: QUIK) for five years, and corporate controller in the eight years before that promotion. Prior to QuickLogic, she has held senior roles at both publicly traded and privately held companies in accounting, finance and operational management, and began her career as an auditor and tax consultant at PricewaterhouseCoopers (PwC).

“We are delighted to have Sue join our leadership team, and look forward to her contributions to accelerating our global growth,” said Chief Executive Officer Kevin Helash. “Sue’s international experience is the ideal fit for Marrone Bio as we pursue a range of opportunities to cement our leadership in agricultural biologicals, while effectively managing costs and driving toward profitability.”

“I am excited to join Marrone Bio at this important juncture in the company’s evolution, and to carry forward its initiatives to drive operational excellence, global expansion and greater shareholder value,” Cheung said. “Together, we have the opportunity to accelerate our path to profitability and fully deliver on the promise of our technologies and our pipeline.”

As CFO, Cheung will lead Marrone Bio’s global finance organization and will be responsible for accounting, treasury, tax, financial planning and analysis, information technology and investor relations. She will be a member of the company’s executive leadership team.

Cheung is a graduate of Soochow University with a bachelor’s degree in financial management, and holds a master’s in accounting and a doctorate in business administration, both from Florida International University. She also completed the executive program at the Stanford University Graduate School of Business.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the timing of Cheung’s employment and the company’s goals for future performance. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the Company’s products, weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Marrone Bio Innovations Contacts:

Clyde Montevirgen, VP of Business Development & Investor Relations

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations Contact:

Lucas A. Zimmerman

Senior Vice President

MZ Group – MZ North America

Main: 949-259-4987

MBII@mzgroup.us

www.mzgroup.us